Exhibit 5.1

                    [Letterhead of Thacher Proffitt & Wood]


Writer's Direct Dial
(212) 912-7435


                                        September 11, 1997


Graham Corporation
20 Florence Avenue
P.O. Box 719
Batavia, New York  14020

               Re:   Registration Statement on Form S-2
                     ----------------------------------

Dear Sirs:

                  We have acted as counsel for Graham Corporation, a Delaware corporation (the "Corporation"), in connection with the filing of a registration statement on Form S-2 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to 212,539 shares of its common stock, par value $0.10 per share (the "Shares"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the States of New York and Delaware.

                  We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon representations or certificates of officers of the Corporation or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

                  Based on the foregoing, we are of the opinion that the Shares which are being registered pursuant to the Registration Statement have been duly authorized, and such Shares are validly issued, fully paid and non-assessable.

                  In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities law).


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Graham Corporation
September 11, 1997                                                       Page 2.

                  This opinion is given solely for the benefit of the Corporation and purchasers of the Shares, and no other person or entity is entitled to rely hereon without our express written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein.

                                       Very truly yours,

                                       THACHER PROFFITT & WOOD



                                       By /s/ W. Edward Bright
                                              W. Edward Bright